SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2014

Cross Click Media Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165692	27-1963282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8275 S. Eastern Avenue, Suite 200-661 , Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 267-4461

_____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On October 7, 2014, we entered into a Debt Conversion Agreement (the “Agreement”) with MCKEA Holdings, LLC (“MCKEA”). Under the Agreement, MCKEA agreed to extinguish and release various debts owed by us and totaling $198,653.74. As detailed in Exhibit 1 to the Agreement, the debt includes various sums owing to MCKEA as well as certain third party debts acquired by MCKEA under assignment. In exchange for the release of these debts, we agreed to issue MCKEA 1,000,000 shares of our newly-designated Class B Convertible Preferred Stock. The rights and features of our Class B Convertible Preferred Stock are discussed in Item 5.03, below.

The foregoing is a summary of the material terms of the Agreement, which should be reviewed in its entirety for additional information.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Also on October 7, 2014, our board of directors approved a Certificate of Designation for Class B Convertible Preferred Stock. This newly designated class of preferred stock consists of one million (1,000,000) shares. Class B Convertible Preferred Stock votes together with our common stock at a rate of three thousand (3,000) votes for each preferred share held. In addition, Class B Convertible Preferred Stock is convertible to shares of our common stock, at the option of the holder, at a rate of 250 shares of common stock for each preferred share held. The conversion right also contains and anti-dilution feature whereby, for each additional share of common stock issued by us in the future, the holders of the Class B Convertible Preferred Stock shall, as a whole, received an equal number of common shares on a pro-rata basis. Further, for so long as shares of our Class B Convertible Preferred Stock are issued and outstanding, we may not designate any additional classes of preferred stock without the written consent of the holders of the majority of the then-issued and outstanding Class B Convertible Preferred shares. In any liquidation, holders of our Class B Convertible Preferred Stock will participate, on an as-converted basis, pro-rata with the holders of our common stock. Shares of Class B Convertible Preferred Stock have no dividend rights.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Certificate of Designation
10.1	Debt Conversion Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cross Click Media Inc.

Date:	October 9, 2014

/s/ Kurtis A. Kramarenko
By:	Kurtis A. Kramarenko
Title:	President and CEO

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